CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios with respect to the filing of the Prospectus and Statement of Additional Information for The Osterweis Strategic Investment Fund a series of Professionally Managed Portfolios.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
August 30, 2010